UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2020, Pareteum Corporation (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price of its listed security had not regained compliance with the $1.00 per share requirement for continued listing on The Nasdaq Capital Market, as set forth in Listing Rule 5550(a)(2) (the “Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq previously provided the Company with 180 calendar days to regain compliance with the Rule. Subsequently, on April 16, 2020, Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission. As a result, companies in bid price compliance periods remained at that same stage of the process until July 1, 2020. Accordingly, since the Company had 44 calendar days remaining in its bid price compliance period as of April 16, 2020, upon reinstatement of the Rule, the Company was provided 44 calendar days from July 1, 2020, or until August 13, 2020, to regain compliance.

The Company has not regained compliance with the Rule and the Staff determined not to afford the Company a second 180-day period. Specifically, the Staff noted that they do not believe it is possible for the Company to cure the deficiency, and that the Company has not evidenced $5,000,000 in stockholders’ equity in a recent public filing. In that regard, the Company is under an exception granted by Nasdaq’s Hearings Panel (the “Panel”) on July 6, 2020 that requires the Company to file all of its delinquent periodic reports by October 30, 2020. Given that the Company did not timely file its Form 10-Q for the period ended June 30, 2020, on August 12, 2020, the Staff also advised the Company that the late filing, which was anticipated in connection with the plan of compliance previously accepted by the Panel, constitutes an additional basis for delisting pursuant to Listing Rule 5250(c)(1), in addition to its noncompliance with the Rule. The Company has been afforded the opportunity to update the Panel on its plan for becoming current in filing prior to the end of the exception period on October 30, 2020, and to request additional time for regaining compliance with the bid price requirement. The Company intends to request such additional time, however, there can be no assurance that the Company will be granted such additional time, or that the Company’s plans to regain compliance with Nasdaq’s rules will be successful. Should the Company fail to timely regain compliance, trading in the Company’s common stock would be suspended resulting in trading moving to the over-the-counter markets.

Item 8.01.	Other Events.

On August 19, 2020, the Company issued a press release regarding the subject matter of this Current Report, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Press Release dated August 19, 2020

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including risks arising from the novel coronavirus (COVID-19) pandemic. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: August 19, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer